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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated December 6, 1996, on our audits of the consolidated financial statements of Astrotech International Corporation and subsidiaries as of September 30, 1996 and 1995 and for each of the years ended September 30, 1996, 1995 and 1994, and the incorporation by reference of our report dated March 11, 1997, on our audit of the combined financial statements of Trusco Tank, Inc. and affiliate as of and for the year ended December 31, 1996, of our report dated February 21, 1996, except for Note 7 as to which the date is March 28, 1996, on our audit of the consolidated financial statements of Graver Tank & Mfg. Co., Inc. and subsidiaries as of and for the year ended December 31, 1995, and of our report dated June 24, 1997, on our audits of the financial statements of the HMT Inc. 401(k) Profit Sharing Plan and Trust as of November 30, 1996 and for each of the years ended November 30, 1996 and 1995. We also consent to the reference to our firm as "Experts".

                                          /s/  Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
September 16, 1997